Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Autobytel Inc. 2010 Equity Incentive Plan of our reports dated March 4, 2010, with respect to the consolidated financial statements and schedule of Autobytel Inc. and the effectiveness of internal control over financial reporting of Autobytel Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

                          /s/ Ernst & Young LLP

Orange County, California
August 13, 2010